SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549


                                FORM 8-K


                             CURRENT REPORT


 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event report):  May 20, 1999

                        DEVON ENERGY CORPORATION
         (Exact Name of Registrant as Specified in its Charter)




     OKLAHOMA                          1-10067             73-1474008
(State or Other Jurisdiction of    (Commission File      (I.R.S.Employer
Incorporation or Organization)      Number)          Identification Number)



20 NORTH BROADWAY, SUITE 1500
OKLAHOMA CITY, OKLAHOMA                             73102
(Address of Principal Executive Offices)          (Zip Code)


   Registrant's telephone number, including area code:  (405) 235-3611




                             Page 1 of 5 total pages

Item 5.  Other Events

     On May 20, 1999, Registrant announced that it had entered into an Agreement and Plan of Merger with PennzEnergy Company, a Houston-based independent oil and gas exploration and production company. A copy of the press release announcing this event is filed herewith as an exhibit.

Item 7.  Financial Statements and Exhibits

     (c)  Exhibits

          99   Press Release dated May 20, 1999




                               SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                              Devon Energy Corporation



                              By:  /s/ Marian J. Moon
                                 Marian J. Moon
                                 Corporate Secretary

Date:  May 20, 1999

                                                               EXHIBIT 99

[Devon Energy Corporation Logo]                  [PennzEnergy Company Logo]


FOR IMMEDIATE RELEASE

Contact:  Vince White                   Jeanne Buchanan
          Devon Energy Corporation      PennzEnergy Company
          (405) 552-4505                (713) 546-6444


             Devon Energy and PennzEnergy to Merge to Create
                 Top 10 Independent Oil and Gas Company

OKLAHOMA CITY, OKLAHOMA; HOUSTON, TEXAS; May 20, 1999 - Today Devon Energy Corporation (AMEX:DVN, TSE:NSX) and PennzEnergy Company (NYSE:
PZE) announced that they have signed a definitive agreement to merge the two companies. The transaction will create an international oil and gas company with an equity market capitalization of approximately $2.6 billion. The company's total enterprise value will be approximately $4.7 billion.

The company will rank in the top 10 of all U.S.-based independent oil and gas producers in terms of market capitalization, total proved reserves and annual production. On a combined basis, the company will have total proved reserves of approximately 2.1 trillion cubic feet of gas and 318.5 million barrels of oil, or 660 million barrels of oil equivalent. The company will have core North American operations onshore U.S., in the Gulf of Mexico and in Canada. The company also will have substantial international assets, highlighted by significant interests in Azerbaijan.

Basic Terms and Conditions

Under the terms of the agreement, PennzEnergy and the existing Devon will merge into a new Devon Energy Corporation. In the merger, PennzEnergy shareholders will receive 0.4475 fractional shares of common stock of the new company for each PennzEnergy common share. Each share of Devon common stock will be converted into one share of new Devon. As a result, PennzEnergy shareholders will own approximately 31 percent of the combined company and Devon shareholders will own approximately 69 percent.

The merger is expected to be non-taxable to the shareholders of both companies. The boards of directors of each company have approved the merger, subject to shareholder approval and other conditions outlined below.

J. Larry Nichols, President and CEO of Devon, commented, "We are very excited about the opportunities available to the combined company and look forward to exploiting them in a manner not attainable by either company alone. We will continue Devon's successful strategies of the past to maximize future returns to shareholders. Disciplined exploration and exploitation, value-added acquisition, prudent capital practices and low operating and corporate costs will remain our standards."
Combined, the company expects to realize cost savings of approximately $50-$60 million annually. Reductions are expected in operating, general and administrative, interest and exploration expenses.

James L. Pate, Chairman of PennzEnergy, said, "Devon and PennzEnergy are uniquely matched to create long-term shareholder value. Combined, they will have a substantial base of North American assets, significant international exposure and a management team with a demonstrated record of delivering value."

Management

Larry Nichols will be President, Chief Executive Officer and a director of the combined company. James Pate will serve as Chairman of the Board. Devon's executive staff will continue in their current capacities. PennzEnergy also will contribute selected executive staff to augment the strength of the management team.

Devon and PennzEnergy each will designate seven members to serve on the combined board of directors. John W. Nichols, Devon's current Chairman, will serve as Chairman Emeritus.

The Combined Company

The combined company will be headquartered in Oklahoma City with operating offices in Oklahoma City, Houston, Denver and Calgary.

The combined company will have a capital structure consisting of approximately 70 million common shares outstanding, $300 million in preferred securities and $1.3 billion of net long-term debt. The net long-term debt excludes debentures exchangeable into Chevron common stock owned by PennzEnergy. The company intends to reduce indebtedness by approximately $400-$500 million through asset rationalization and issuance of additional common stock or equity-linked securities.

Highlights of the combined company include:

 -- A proved reserve base at year-end 1998 of approximately 660 million barrels of oil equivalent (MMBOE) (52 percent natural gas and 48 percent liquids on an energy equivalent basis)
 -- U.S. operations concentrated in six core areas with year-end 1998 proved reserves of 423 MMBOE
 --  Canadian operations concentrated in three core areas with year-end
     1998 proved reserves of 144 MMBOE
 -- North American reserves consisting of approximately 60 percent natural gas
 --  International operations with year-end 1998 proved reserves of 93
     MMBOE, primarily in Azerbaijan
 -- Net daily production during 1998 of 230,000 barrels of oil equivalent, consisting of approximately 60 percent natural gas and 40 percent liquids on an energy equivalent basis
 -- A large inventory of exploration opportunities, both domestically and internationally, with an aggregate 15 million net undeveloped acres of leasehold
 -- Expected cost savings of approximately $50-$60 million annually from reductions to operating, general and administrative, interest and exploration expenses

Other Terms and Conditions

The merger is expected to be accounted for as a purchase. The company expects to incur a one-time, non-cash charge to earnings due to full-cost ceiling limitations related to purchase accounting adjustments. The charge is estimated to be in the range of $350-$500 million after-tax, depending upon commodity prices.

The merger is subject to approval by majority vote of the outstanding shares of both companies as well as expiration of the Hart-Scott-Rodino waiting period and other customary closing conditions. The agreement contains reciprocal provisions for the payment of termination fees in certain circumstances and for the granting of cross-options between the parties. Both Devon and PennzEnergy intend to hold special shareholders' meetings as soon as practicable following completion of SEC review of the companies' proxy materials. Completion of the merger is expected in the third quarter of 1999.

Morgan Stanley Dean Witter acted as financial advisor to both Devon and PennzEnergy. In addition, J.P. Morgan & Co. acted as financial advisor to PennzEnergy and provided a fairness opinion. PaineWebber Incorporated acted as financial advisor to Devon and provided a fairness opinion.

PennzEnergy Company is among the largest domestic independent exploration and production companies. Operations are focused in the Gulf of Mexico, onshore Gulf coast, East and West Texas, and, internationally, in Egypt, Venezuela, Azerbaijan, Qatar and Brazil.

Devon Energy Corporation is an independent energy company engaged in oil and gas property acquisition, exploration and production. It is one of the top 15 public independent oil and gas companies in the Unites States and Canada, as measured by oil and gas reserves. Devon's Canadian operations are primarily conducted by its subsidiary, Northstar Energy Corporation.

This press release includes "forward-looking statements" as defined by the Securities and Exchange Commission. Such statements are those concerning the companies' plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the companies expect, believe or anticipate will or may occur in the future are forward-looking statements. This includes completion of the proposed merger, reserve estimates, future financial performance, future equity issuance and other matters. These statements are based on certain assumptions made by the companies based on their experience and perception of historical trends, current conditions, expected future developments and other factors they believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the companies. Statements regarding future production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes. There can be no assurance of such stability. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

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